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                                                                  Exhibit (b)(3)

                                     BYLAWS
                                       OF
                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC


                                    ARTICLE 1
                         Agreement and Principal Office

         1.1. Agreement. These Bylaws shall be subject to the Limited Liability Company Agreement, as from time to time in effect (the "Agreement"), of WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC, the Massachusetts limited liability company established by the Agreement (the "Company"). Capitalized terms not otherwise defined herein have the meanings given them in the Agreement.

         1.2. Principal Office of the Company. The initial principal office of the Company shall be located in 1201 Third Avenue, Seattle, Washington. The Company may have such other offices within or without Massachusetts as the Trustees may determine or as they may authorize.


                                    ARTICLE 2
                              Meetings of Trustees

         2.1. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.2. Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         2.3. Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the

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meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         2.4. Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         2.5. Action by Vote. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Agreement or by these Bylaws.

         2.6. Action by Writing. Except as otherwise required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Agreement or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

         2.7. Presence through Communications Equipment. Except as otherwise required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 3
                                    Officers

         3.1. Enumeration; Qualification. The officers of the Company shall be a President, a Treasurer, a Secretary, and such other officers, including a Chairman of the Trustees and a Controller, if any, as the Trustees from time to time may in their discretion elect. The Company may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

         3.2. Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at such or any other time. Vacancies in any office may be filled at any time.

         3.3. Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and

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qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         3.4. Powers. Subject to the provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Agreement set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Company were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

         3.5. Chairman; President. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. The President shall be the chief executive officer.

         3.6. Treasurer and Controller. The Treasurer shall be the chief financial officer and, if no Controller is elected, chief accounting officer of the Company, and shall, subject to the provisions of the Agreement and to any arrangement made by the Trustees with a custodian, investment adviser, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers and, if no Controller is elected, the books of account and accounting records of the Company, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         The Controller, if any, shall be the chief accounting officer of the Company and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Company and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         3.7. Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Company. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant secretary or, if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

         3.8. Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Company, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


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         3.9. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Company. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.


                                    ARTICLE 4
                                   Committees

         4.1. General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or certain other committees and may delegate thereto some or all of their powers except those which by law, by the Limited Liability Company Agreement, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

         4.2. Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Shareholders of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 5
                                     Reports

         5.1. General. The Trustees and officers shall render reports at the time and in the manner required by the Agreement or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


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                                    ARTICLE 6
                                   Fiscal Year

         6.1. General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Company shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

                                    ARTICLE 7
                                      Seal

         7.1. General. The Company shall have no seal.

                                    ARTICLE 8
                               Execution of Papers

         8.1. General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer.

                                    ARTICLE 9
                               Share Certificates

         9.1. Share Certificates. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of Share certificates, subject to the provisions of Section 9.3, each Shareholder shall be entitled to a certificate stating the number of Shares and the Series or Class owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice-President and by the Treasurer or any Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Company. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer at the time of its issue.

         In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Company for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.


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         9.2. Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

         9.3. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Company for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Company.

                                   ARTICLE 10
          Provisions Relating to the Conduct of the Company's Business

         10.1. Determination of Net Asset Value Per Share. Net asset value per Share for each Series or Class shall mean: (i) the value of all the assets of such Series or Class; (ii) less total liabilities of such Series or Class; (iii) divided by the number of Shares of such Series or Class outstanding, in each case at the time of each determination. The net asset value per Share for each Series or Class shall be determined at such times as determined by the Trustees.

         In valuing the portfolio investments of any Series or Class for determination of net asset value per Share for such Series or Class, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Company shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Company shall be deducted as at the time of but immediately prior to the determination of net asset value per Share on the record date thereof.

         10.2. Derivative Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of this Company or any Series without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Company or Series would otherwise result. Such demand shall be mailed to the Secretary of the Company at the Company's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Company. In their

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sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Company or Series, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Company or a series shall be subject to the right of the Shareholders under Article V, Section 1 of the Agreement to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

         10.3. Securities and Cash of the Company to be held by Custodian Subject to Certain Terms and Conditions.

         (a) All securities and cash owned by this Company shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Commission may adopt, this Company may, or may permit any Custodian to, deposit all or any part of the securities owned by this Company in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

         (b) The Company shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Company held by such Custodian. Such contract and all amendments thereto shall be approved by the Trustees.

         (c) The Company shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

                  (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

                  (ii) require that the cash and securities owned by the Company be delivered directly to the successor Custodian; and

                  (iii) in the event that no successor Custodian can be found, submit to the Shareholders, before permitting delivery of the cash and securities owned by the Company to a successor Custodian, the question whether the Company shall be liquidated or shall function without a Custodian.

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                                   ARTICLE 11
                    Shareholders' Voting Powers and Meetings

         11.1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1 of the Agreement, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Adviser or Sub-Adviser as provided in Article IV, Section 6 of the Agreement to the extent required by the 1940 Act, (iii) with respect to any plan of distribution adopted by the Trustees with respect to one or more Series or Classes pursuant to Rule 12b-1 under the 1940 Act, (iv) with respect to any termination of this Company to the extent and as provided in Article IX, Section 4 of the Agreement, (v) with respect to any amendment of the Agreement to the extent and as provided in Article IX, Section 7 of the Agreement, and (vi) with respect to such additional matters relating to the Company as may be required by law, the Agreement, these Bylaws or any registration of the Company with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Annual meetings of Shareholders are not required by these Bylaws. Each Shareholder shall be entitled to one vote for each whole Share held by such Shareholder as to any matter on which he or she is entitled to vote and shall be entitled to a proportionate fractional vote for each fractional Share held by such Shareholder. The Shareholders of any particular Series or Class shall not be entitled to vote on any matters as to which such Series or Class is not affected. Except with respect to matters as to which the Trustees have determined that only the interests of one or more particular series or classes are affected or as required by law, all of the Shares of Shareholders of each Series or Class shall, on matters as to which such Series or Class is entitled to vote, vote with other Series or Classes so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more Series or Classes as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such Series or Classes, separately. There will be no cumulative voting in the election of Trustees. Shareholders may vote in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take action required by law, the Agreement or these Bylaws to be taken by Shareholders.

         11.2. Voting Power and Meetings. Meetings of the Shareholders of the Company or of one or more Series or Classes may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 of the Agreement and for such other purposes as

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may be prescribed by law, by the Agreement or by these Bylaws. Meetings of the
Shareholders of the Company or of one or more Series or Classes may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the record of the Company. Whenever notice of a meeting is required to be given to a Shareholder under the Agreement or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         11.3. Quorum and Required Vote. Shareholders holding ten percent (10%) of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Agreement or these Bylaws permits or requires that holders of any Series or Class shall vote as a Series or Class, as the case may be, then Shareholders holding ten percent (10%) of the aggregate number of Shares held by Shareholders of that Series or that Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Agreement or these Bylaws, the vote of Shareholders holding a majority of the Shares shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Agreement or these Bylaws permits or requires that the Shareholders of any Series or Class shall vote as a Series or Class, as the case may be, then the vote of Shareholders holding a majority of the Shares held by the Shareholders of that Series or Class on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned.

         11.4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares held by Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Agreement or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         11.5. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for

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determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right notwithstanding any transfer of Shares on the books of the Company after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

                                   ARTICLE 12
                            Amendments to the Bylaws

         12.1. General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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